Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Medtronic Holdings Limited of our report dated June 20, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Medtronic, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 18, 2014